Exhibit 21

SAIC, INC.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Subsidiaries of SAIC, Inc.	Jurisdiction of Incorporation
Science Applications International Corporation	Delaware

Subsidiaries of Science Applications International Corporation	Jurisdiction of Incorporation
Campus Point Realty Corporation	California
Cloudshield Technologies, Inc.	Delaware
Cloudshield Technologies GmbH	Germany
Cloudshield UK Limited	United Kingdom
JMD Development Corporation	California
maxIT Healthcare Holdings, Inc.	Delaware
maxIT Healthcare, LLC	Delaware
ITTS Holdings, LLC	Delaware
IT Transition Services, Inc.	Texas
maxIT Healthcare, Ltd.	Canada
MEDPROTECT LLC	Delaware
Reveal Imaging Technologies, Inc.	Delaware
Reveal Imaging, LLC	Delaware
Reveal Imaging Technologies International, Inc.	Delaware
SAIC Arabia Company Limited	Saudi Arabia
SAIC Calanais Limited	United Kingdom
Calanais Ltd.	United Kingdom
Calanais Pension Trustee Co. Ltd.	United Kingdom
SAIC – CDM Solutions, LLC (55% ownership)	Delaware
SAIC Energy & Infrastructure, LLC	Delaware
R.W. Beck Group, Inc.	Washington
R.W. Beck, Inc.	Washington
SAIC Energy, Environment & Infrastructure, LLC	Delaware
ABI Architects, Inc.	Florida
Benham/Ellerbe Becket, LLC (51% ownership)	Oklahoma
Benham International, Inc.	Oklahoma
Benham Military Communities, LLC	Oklahoma
SAIC Constructors, LLC	Oklahoma
SAIC DB, Inc.	Oklahoma
SAIC of Michigan, Inc.	Michigan
The Benham Group, Inc.	Oklahoma
The Benham Group of Nevada, Inc.	Nevada
SAIC Engineering, Inc.	California
SAIC Engineering of North Carolina, Inc.	North Carolina
SAIC Engineering of Ohio, Inc.	Ohio
SAIC-Frederick, Inc.	Delaware
SAIC Gemini, Inc.	Delaware
SAIC Global Technology Corporation	Delaware
SAIC Pty Limited	Australia
InQuirion Pty Limited	Australia
SAIC Services, Inc.	Delaware
SAIC Solutions Limited	United Kingdom
Science Applications International Corporation (SAIC Canada)	Canada
Science Applications International Germany GmbH	Germany
Science, Engineering, and Technology Associates Corporation	Delaware
Spectrum San Diego	California
Varec Holdings, Inc.	Delaware
Varec, Inc.	Georgia
Vitalize Consulting Solutions, Inc.	Delaware
r3 Health Partners, L.L.C.	Texas
Validus Consulting Holdings, LLC	Delaware